EXHIBIT 99

Contacts:	Richard Wasielewski
Nortech Systems, Inc.
(952) 345-2244 / rwasielewski@nortechsys.com

Jan W. Drymon
The Carideo Group, Inc.
(612) 317-2881 / jan@carideogroup.com

February 5, 2007

Nortech Systems To Acquire Suntron’s
Midwest Operation in Garner, Iowa

Opens New Markets and Customers, Enhances Capabilities

MINNEAPOLIS — Nortech Systems Inc. (NASDAQ: NSYS), a leading provider of full-service electronics manufacturing services (EMS), today announced that it has agreed to acquire Suntron Corporation’s (NASDAQ:SUNN) Midwest operation located in Garner, Iowa, which provides comprehensive EMS offerings with an emphasis on ruggedized capabilities for harsh environments and demanding applications.

Nortech will purchase the assets, intellectual property and customers associated with this operation.  The acquisition is subject to customary closing conditions.  The Iowa management team will remain in place to lead this new Nortech business and its employee force of approximately 100 people.  Terms of the asset purchase were not disclosed.

Strategically, the acquisition will strengthen Nortech’s capabilities in printed circuit board assemblies and higher-level complete box build assemblies while opening new market segments, including agriculture and oil and gas.  The company anticipates the new operation will be accretive to Nortech Systems’ fiscal 2007 results.

“This strategic acquisition offers many valuable synergies to our business,” said Mike Degen, Nortech Systems’ president and CEO.  “Along with gaining new customers and new market opportunities, the addition of this operation will provide expanded offerings for both our new and existing customers.  Furthermore, it will be a growth driver for us as it ideally complements our existing EMS strategy.”

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About Nortech Systems, Inc.

Nortech Systems Inc. (www.nortechsys.com), based in Wayzata, Minn., is a full-service electronics manufacturing services (EMS) provider of wire and cable assemblies, printed circuit board assemblies, and higher-level complete box build assemblies for a wide range of industries.  Markets served include medical, automotive, defense, computer, commercial, recreational, government and consumer.  The company has manufacturing capabilities and operating partners in the U.S., Asia and Latin America.  Nortech Systems, Inc. is traded on the NASDAQ Stock Market under the symbol NSYS.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  While this release is based on management’s best judgment and current expectations, actual results may differ and involve a number of risks and uncertainties.  Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: volatility in market conditions which may affect market supply of and demand for the company’s products; increased competition; changes in the reliability and efficiency of operating facilities or those of third parties; risks related to availability of labor; commodity and energy cost instability; general economic, financial and business conditions that could affect the company’s financial condition and results of operations; as well as risk factors listed from time to time in the company’s filings with the SEC.

The factors identified above are believed to be important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by the company.  Unpredictable or unknown factors not discussed herein could also have material adverse effects on forward-looking statements.  All forward-looking statements included in this press release are expressly qualified in their entirety by the forgoing cautionary statements.  The company undertakes no obligations to update publicly any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events.